Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-183290 and 333-176438) of American Midstream Partners, LP of our report dated March 19, 2012, except for Note 22 as to which the date is October 18, 2012, relating to the consolidated financial statements of American Midstream Partners, LP, which appears in this Current Report on Form 8-K dated October 18, 2012.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
October 18, 2012